UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 _____________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - July 20, 2007

TELECOM COMMUNICATIONS, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	333-62236	35-2089848
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

9/F., Beijing Business World,
56 Dongxinglong Avenue, CW District, Beijing, China 100062
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code - (86) 10 6702 6968

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The CEO of Telecom Communications, Inc. (the “Company”), after receiving emailed confirmation from the Securities Exchange Commission (the “Commission”) on July 17, 2007 that the Commission had no further comments to the Company’s Forms 10-QSB and 10-KSB, decided to proceed with the amendment of the Company’s financial statements contained in the Company’s Form 10-KSB/A for the fiscal year ended September 30, 2006, its Form 10-QSB/A for the quarters ended December 31, 2005 and March 31, 2006 and its Form 10-QSB for the quarter ended June 30, 2006 to address various accounting issues raised by the Commission in its comment letters. The amendments will include revising the financial statements to reflect a recalculation of the acquisition cost of Subaye.com, recalculation of minority interests, reclassification of certain deferred stock-based compensation and a statement that the Company’s disclosure controls and procedures were not effective at the relevant times.

Accordingly, the CEO has determined that the financial statements included in the annual and quarterly reports stated above should no longer be relied upon.

The CEO of the Company discussed his conclusions with the Company’s independent registered accounting firm, Child, Van Wagoner & Bradshaw, PLLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELECOM COMMUNICATIONS, INC.
Dated: July 20, 2007
	By:	/s/ Alan Lun
Alan Lun Chief Executive Officer